Exhibit 4.5

DIRECTV HOLDINGS LLC

DIRECTV FINANCING CO., INC.

Eighth Supplemental Indenture

This Eighth Supplemental Indenture, dated as of March 21, 2016 (this “Eighth Supplemental Indenture”), is entered into by and among DIRECTV Holdings LLC, a Delaware limited liability company (the “Company” or an “Issuer”), DIRECTV Financing Co., Inc., a Delaware corporation (“DIRECTV Financing” or an “Issuer” and together with the Company, the “Issuers”), each of the Guarantors listed on the signature page hereto (together with any additional Subsidiary of the Company that becomes a Guarantor under the Indenture (as defined below) following the date hereof, the “Guarantors”), DIRECTV Group Holdings, LLC, a Delaware limited liability company (the “New Parent Guarantor”) and The Bank of New York Mellon Trust Company, N.A., a national banking association duly organized and existing under the laws of the United States, as Trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, under an indenture, dated as of September 14, 2012, as amended and supplemented by the first supplemental indenture, dated as of September 14, 2012 (the “First Supplemental Indenture”), as further amended and supplemented by the second supplemental indenture, dated as of January 15, 2013 (the “Second Supplemental Indenture”), as further amended and supplemented by the third supplemental indenture, dated as of May 20, 2013(the “Third Supplemental Indenture”), as further amended and supplemented by the fourth supplemental indenture, dated as of November 20, 2013 (the “Fourth Supplemental Indenture”), as further amended and supplemented by the fifth supplemental indenture, dated as of May 20, 2014 (the “Fifth Supplemental Indenture”), as further amended and supplemented by the sixth supplemental indenture, dated as of December 11, 2014 (the “Sixth Supplemental Indenture”), as further amended and supplemented by the seventh supplemental indenture, dated as of July 24, 2015 (the “Seventh Supplemental Indenture”) and as further amended and supplemented hereby (the “Indenture”), the Issuers have issued £750,000,000 of their 4.375% Senior Notes due 2029 (the “2029 Notes”), $750,000,000 of their 1.750% Senior Notes due 2018 (the “2018 Notes”), €500,000,000 of their 2.750% Senior Notes due 2023 (the “2023 Notes”), £350,000,000 of their 5.200% Senior Notes due 2033 (the “2033 Notes”), $1,250,000,000 of their 4.450% Senior Notes due 2024 (the “2024 Notes”) and $1,200,000,000 of their 3.950% Senior Notes due 2025 (the “2025 Notes” and, collectively with the 2029 Notes, the 2018 Notes, the 2023 Notes, the 2033 Notes and the 2024 Notes, the “Notes”);

WHEREAS, Section 902 of the Indenture provides, among other things, that, with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected by such supplemental indenture (including consents obtained in connection with a tender offer or exchange for Securities), by Act of said Holders delivered to the Issuers and the Trustee, the Issuers and the Trustee may enter into an indenture or indentures supplemental thereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or modifying in any manner the rights of the Holders of Securities of such series under this Indenture;

WHEREAS, AT&T Inc., a Delaware corporation (“AT&T”), has offered to exchange (the “Exchange Offer”) any and all of the outstanding 2029 Notes for its new 4.375% Global Notes due 2029, any and all of the outstanding 2018 Notes for its new 1.750% Global Notes due 2018, any and all of the outstanding 2023 Notes for its new 2.750% Global Notes due 2023, any and all of the outstanding 2033 Notes for its new 5.200% Global Notes due 2033, any and all of the outstanding 2024 Notes for its new 4.450% Global Notes due 2024 and any and all 2025 Notes for its new 3.950% Global Notes due 2025, upon the terms and subject to the conditions set forth in the prospectus, dated as of March 11, 2016 (the “Prospectus”), filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, forming a part of AT&T’s Registration Statement on Form S-4 (File No. 333-209597), filed with the SEC on February 19, 2016, as amended by Amendment No. 1 to Form S-4, filed with the SEC on March 3, 2016;

WHEREAS, in connection with the Exchange Offer, AT&T has also solicited consents from the holders of the Notes to certain proposed amendments (the “Proposed Amendments”) to the Indenture as described in the Prospectus and set forth in Sections 2 and 3 of this Eighth Supplemental Indenture, with the operation of such

Proposed Amendments being subject to the satisfaction or waiver, where permissible, by AT&T of the conditions to the Exchange Offer and the acceptance by AT&T for exchange of the Notes validly tendered and not withdrawn pursuant to the Exchange Offer;

WHEREAS, AT&T has received and caused to be delivered to the Trustee evidence of the consents from holders of at least a majority of the outstanding aggregate principal amount of each of the 2029 Notes, the 2018 Notes, the 2023 Notes, the 2033 Notes, the 2024 Notes and the 2025 Notes to effect the Proposed Amendments under the Indenture with respect to the Notes;

WHEREAS, the boards of directors of the Issuers have each authorized and approved the execution and delivery of this Eighth Supplemental Indenture;

WHEREAS, the Issuers are undertaking to execute and deliver this Eighth Supplemental Indenture to delete or amend, as applicable, certain provisions and covenants in the Indenture and the Notes with respect to the Notes in connection with the Exchange Offer and the related consent solicitation;

WHEREAS, the Issuers have requested that the Trustee execute and deliver this Eighth Supplemental Indenture; and

WHEREAS, the execution and delivery of this Eighth Supplemental Indenture has been duly authorized by the parties hereto, and all other acts and requirements necessary to make this Eighth Supplemental Indenture a valid and binding supplement to the Indenture effectively amending the Indenture as set forth herein have been duly taken.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuers, the Guarantors, the New Parent Guarantor and the Trustee mutually covenant and agree as follows:

Section 1. Definitions.

(a) As used in this Eighth Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined; any capitalized terms used and not defined herein shall have the same respective meanings as assigned to them in the Indenture; and references to Articles or Sections shall, unless the context indicates otherwise, be references to Articles or Sections of the Indenture.

(b) Any definitions used exclusively in the provisions of the Indenture or Notes that are deleted pursuant to the amendments set forth under this Eighth Supplemental Indenture, and any definitions used exclusively within such definitions, are hereby deleted in their entirety from the Indenture and the Notes, and all textual references in the Indenture and the Notes exclusively relating to paragraphs, Sections, Clauses or other terms or provisions of the Indenture that have been otherwise deleted pursuant to this Eighth Supplemental Indenture are hereby deleted in their entirety. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Eighth Supplemental Indenture refer to this Eighth Supplemental Indenture as a whole and not to any particular Section hereof.

Section 2. Amendments to the Indenture.

(a) The Indenture shall hereby be amended by deleting the following Sections or clauses of the Indenture and all references and definitions related thereto in their entirety, except to the extent otherwise provided below, and these Sections and clauses shall be of no further force and effect, and shall no longer apply to the Notes, and the words “[INTENTIONALLY DELETED]” shall be inserted, in each case, in place of the deleted text:

Clauses (5), (6) and (7) of Section 501 (Events of Default)

Section 1005 (Reports)

Section 1006 (Limitation on Liens)

Section 1007 (Additional Subsidiary Guarantees)

Section 1008 (Limitation on Sale and Leasebacks)

Section 1010 (Organizational Existence)

Section 1012 (Change of Control and Ratings Decline)

(b) Section 801 of the Indenture (Merger or Transfer of Assets Only on Certain Terms) is hereby deleted and replaced in its entirety by the following:

“The Company shall not consolidate or merge with or into another Person unless the Person formed by or surviving any such consolidation or merger (if other than the Company) assumes all the obligations of the Company pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, under the Notes and this Indenture.”

(c) The failure to comply with the terms of any of the Sections or Clauses of the Indenture set forth in clause (a) and (b) above shall no longer constitute a Default or Event of Default under the Indenture with respect to the Notes and shall no longer have any consequence under the Indenture.

(d) For the avoidance of doubt, Clauses (5), (6) and (7) of Section 501 (Events of Default) of the Indenture shall no longer apply to the Notes and the occurrence of the events described in Sections 501(5), (6) and (7) of the Indenture shall no longer constitute an Event of Default with respect to the Notes.

Section 3. Amendments to the Notes and Exhibits.

(a) Each of the 2018 Notes and Exhibit A to the Second Supplemental Indenture shall hereby be amended as follows:

(i) The second paragraph on the “[REVERSE OF NOTE]” is amended and restated in its entirety as follows: “The Notes of this series are redeemable at the option of the Company as provided in Section 2.8(b) of the Supplemental Indenture.”

(ii) Page 8 “OPTION OF HOLDER TO ELECT PURCHASE” is deleted in its entirety.

(b) Each of the 2023 Notes and Exhibit A to the Third Supplemental Indenture shall hereby be amended as follows:

(i) The second paragraph of Section (a) is amended and restated in its entirety as follows: “The Notes of this series are redeemable at the option of the Company as provided in Section 2.8(b) of the Supplemental Indenture and paragraph (g) of this Note.”

(ii) Page A-13 “OPTION OF HOLDER TO ELECT PURCHASE” is deleted in its entirety.

(c) Each of the 2033 Notes and Exhibit A to the Fourth Supplemental Indenture shall hereby be amended as follows:

(i) The second paragraph of Section (a) is amended and restated in its entirety as follows: “The Notes of this series are redeemable at the option of the Company as provided in Section 2.8(b) of the Supplemental Indenture and paragraph (g) of this Note.”

(ii) Page A-13 “OPTION OF HOLDER TO ELECT PURCHASE” is deleted in its entirety.

(d) Each of the 2024 Notes and Exhibit A to the Fifth Supplemental Indenture shall hereby be amended as follows:

(i) The second paragraph on the “[REVERSE OF NOTE]” is amended and restated in its entirety as follows: “The Notes of this series are redeemable at the option of the Company as provided in Section 2.8(b) of the Supplemental Indenture.”

(ii) Page A-8 “OPTION OF HOLDER TO ELECT PURCHASE” is deleted in its entirety.

(e) Each of the 2025 Notes and Exhibit A to the Sixth Supplemental Indenture shall hereby be amended as follows:

(i) The second paragraph on the “[REVERSE OF NOTE]” is amended and restated in its entirety as follows: “The Notes of this series are redeemable at the option of the Company as provided in Section 2.8(b) of the Supplemental Indenture.”

(ii) Page A-8 “OPTION OF HOLDER TO ELECT PURCHASE” is deleted in its entirety.

Section 4. Miscellaneous.

(a) Ratification of Indenture. All the provisions of this Eighth Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented and amended by this Eighth Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

(b) Headings. The headings of the Sections of this Eighth Supplemental Indenture are inserted for convenience of information and reference and shall not be deemed to be a part thereof.

(c) Counterparts. This Eighth Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

(d) Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Eighth Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

(e) Successors and Assigns. All covenants and agreements in this Eighth Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

(f) Separability. In case any one or more of the provisions contained the Indenture or this Eighth Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of the Indenture or this Eighth Supplemental Indenture, but the Indenture or this Eighth Supplemental Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

(g) Benefits of Eighth Supplemental Indenture. Nothing in this Eighth Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy, or claim under this Eighth Supplemental Indenture.

(h) Trustee Not Responsible for Recitals. The recitals and statements herein contained are made by the Issuers and the Guarantors and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Eighth Supplemental Indenture.

(i) Governing Law. This Eighth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

(j) Waiver of Jury Trial. EACH OF THE ISSUERS, THE GUARANTORS, THE PARENT GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS EIGHTH SUPPLEMENTAL INDENTURE OR THE TRANSACTION CONTEMPLATED HEREBY.

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IN WITNESS WHEREOF, the parties have caused this Eighth Supplemental Indenture to be duly executed as of the date first above written.

DIRECTV HOLDINGS LLC, as Issuer

By:	/s/ George B. Goeke
	Name:	George B. Goeke
	Title:	Assistant Treasurer

DIRECTV FINANCING CO., INC., as Issuer

By:	/s/ George B. Goeke
	Name:	George B. Goeke
	Title:	Assistant Treasurer

DIRECTV CUSTOMER SERVICES, INC., as Guarantor

By:	/s/ George B. Goeke
	Name:	George B. Goeke
	Title:	Assistant Treasurer

DIRECTV MERCHANDISING, INC., as Guarantor

By:	/s/ George B. Goeke
	Name:	George B. Goeke
	Title:	Assistant Treasurer

[Signature Page to the Eighth Supplemental Indenture to the September 2012 Indenture]

DIRECTV ENTERPRISES, LLC, as Guarantor

By:	/s/ George B. Goeke
	Name:	George B. Goeke
	Title:	Assistant Treasurer

DIRECTV, LLC, as Guarantor

By:	/s/ George B. Goeke
	Name:	George B. Goeke
	Title:	Assistant Treasurer

LABC PRODUCTIONS, LLC, as Guarantor

By:	/s/ George B. Goeke
	Name:	George B. Goeke
	Title:	Assistant Treasurer

DIRECTV HOME SERVICES, LLC, as Guarantor

By:	/s/ George B. Goeke
	Name:	George B. Goeke
	Title:	Assistant Treasurer

DIRECTV GROUP HOLDINGS, LLC, as New Parent Guarantor

By:	/s/ George B. Goeke
	Name:	George B. Goeke
	Title:	Assistant Treasurer

[Signature Page to the Eighth Supplemental Indenture to the September 2012 Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Julie Hoffman-Ramos
	Name:	Julie Hoffman-Ramos
	Title:	Vice President

[Signature Page to the Eighth Supplemental Indenture to the September 2012 Indenture]